UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

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☐ Definitive Information Statement

AMERICAN STANDARD ENERGY CORP.
(Name of Registrant as Specified In Its Charter)

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AMERICAN STANDARD ENERGY CORP.
4800 North Scottsdale Road, Suite 1400
Scottsdale, Arizona 85251
Telephone: (480) 371-1929

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Common Stockholders:

We are furnishing this notice and the accompanying Information Statement (the “Information Statement”) to the holders (the “Stockholders”) of shares of common stock, $.001 par value per share (the “Common Stock”), of American Standard Energy Corp., a Delaware corporation (the “Company”), for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

The purpose of this Information Statement is to notify our Stockholders that on February 25, 2014, the holders of 28,782,940 shares of Common Stock (representing 55.3% of the total voting power of the 52,071,455 issued and outstanding shares of Common Stock) executed a written consent in lieu of a special meeting of Stockholders (the “Action”).  The Action adopted resolutions approving an amendment of the Company’s Certificate of Incorporation to increase the number of authorized capital stock from 100,000,000 shares of Common Stock to 175,000,000 shares of Common Stock (the “Charter Amendment”).

The Charter Amendment is part of a series of transactions related to the refinancing of the Company through one of its subsidiaries (collectively, the “Transactions”).  Specifically, American Standard Energy, Corp., a Nevada corporation and wholly-owned subsidiary of the Company, entered into an Amended and Restated Credit Agreement dated as of February 5, 2014 (the “Amended and Restated Credit Agreement”) with Pentwater Equity Opportunities Master Fund Ltd., a Cayman Islands corporation (“PEOMF”), and PWCM Master Fund Ltd., a Cayman Islands corporation (“PWCM Fund”, and collectively with PEOMF” the “Lenders”) and Cortland Capital Market Services LLC as administrative agent and successor in interest to Macquarie Bank Limited (“Macquarie”).  In connection with the Amended and Restated Credit Agreement, the Company issued to PWCM Fund a five year warrant (the “Warrant”) to purchase Twenty-Six Million (26,000,000) shares of Common Stock at a per share exercise price of $0.01.  Additionally, in connection with the Amended and Restated Credit Agreement, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Saber Oil, LLC

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(“Saber”), the record holder of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”). Under the Exchange Agreement, effective February 5, 2014, Saber exchanged 35,400 shares of Series A Preferred Stock on a one-for-one basis for 35,400 shares of Series B Cumulative Non-Redeemable Preferred Stock (the “Series B Preferred Stock”) of the Company.  This Series B Preferred Stock is convertible into Common Stock at $.50 per share.

We need to amend the Certificate of Incorporation in order to increase the number of authorized shares of Common Stock so as to accommodate (i) the exercise of the Warrant for Common Stock and (ii) the conversion of the Series B Preferred Stock into Common Stock.

Only the Stockholders of record at the close of business on February 25, 2014 are entitled to notice of the corporate action.  Stockholders who hold in excess of a majority of the outstanding voting power of the Company’s shares of voting capital stock entitled to vote on the Action have voted in favor of the Action.  As a result, the Action has been approved without the affirmative vote of any other Stockholders of the Company.  This Action is expected to be effective on a date that is at least 20 days after the mailing of this Information Statement.

Our Board of Directors is not soliciting your proxy or consent.  You are urged to read this Information Statement carefully and in its entirety for a description of the actions taken.  We also encourage you to read the Current Report on Form 8-K, together with attachments and exhibits, that we filed with the Securities and Exchange Commission on February 10, 2014.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Action taken have no right under Delaware corporate law or the Company’s Certificate of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

This Information Statement is first being mailed or furnished to the Stockholders on or about February 28, 2014.  This notice and the accompanying Information Statement constitute notice to you of the Action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ J. Steven Person
J. Steven Person
Date: February 28, 2014	Chief Executive Officer

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AMERICAN STANDARD ENERGY CORP.
4800 North Scottsdale Road, Suite 1400
Scottsdale, Arizona 85251

INFORMATION STATEMENT

This information statement (“Information Statement”) is being furnished to holders (“Stockholders”) of record of common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on February 25, 2014 (the “Record Date”) of American Standard Energy Corp, a Delaware corporation (the “Company”), with respect to certain corporate actions taken by the holders of a majority of the outstanding Common Stock of the Company.  This Information Statement is first being mailed or furnished to all Stockholders on or about February 28, 2014.

QUESTIONS AND ANSWERS

What is the purpose of this Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify Stockholders of the Company, as of the close of business on the Record Date, of the corporate actions expected to be taken pursuant to the written consent in lieu of a special meeting, dated February 25, 2014, by the holders of a majority of our outstanding Common Stock (the “Action”).

The Company and its wholly-owned subsidiaries entered into a series of transactions regarding a refinancing (collectively, the “Transactions”).  Specifically, American Standard Energy, Corp., a Nevada corporation and wholly-owned subsidiary of the Company, entered into an Amended and Restated Credit Agreement dated as of February 5, 2014 (the “Amended and Restated Credit Agreement”) with Pentwater Equity Opportunities Master Fund Ltd., a Cayman Islands corporation (“PEOMF”), and PWCM Master Fund Ltd., a Cayman Islands corporation (“PWCM Fund”, and collectively with PEOMF” the “Lenders”) and Cortland Capital Market Services LLC as administrative agent and successor in interest to Macquarie Bank Limited (“Macquarie”).  In connection with the Amended and Restated Credit Agreement, the Company issued to PWCM Fund a five year warrant (the “Warrant”) to purchase Twenty-Six Million (26,000,000) shares of Common Stock at a per share exercise price of $0.01.  Additionally, in connection with the Amended and Restated Credit Agreement, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Saber Oil, LLC (“Saber”), the record holder of the Company’s Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”). Under the Exchange Agreement, effective February 5, 2014, Saber exchanged 35,400 shares of Series A Preferred Stock on a one-for-one basis for 35,400 shares of Series B

Cumulative Non-Redeemable Preferred Stock (the “Series B Preferred Stock”) of the Company.  This Series B Preferred Stock is convertible into Common Stock at $.50 per share.

The Certificate of Incorporation must be amended in order to increase the number of authorized shares of Common Stock so as to accommodate (i) the conversion of the Series B Preferred Stock into Common Stock and (ii) the exercise of the Warrant for Common Stock.  The holders of a majority of the outstanding Common Stock have approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued by the Company from 100,000,000 to 175,000,000 shares (the “Charter Amendment”).  In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the corporate action as soon as possible, the Company decided to proceed with the corporate action by obtaining the written consent of the Stockholders holding a majority of the outstanding voting power of the Company, in accordance with Delaware law.

Our Board of Directors is providing this Information Statement to you pursuant to Section 14(c) of Exchange Act solely to inform you of, and provide you with information about, the Charter Amendment before it is consummated.

Who is entitled to receive this Information Statement?

All holders of shares of Common Stock of record as of the close of business on the Record Date are entitled to notice of the actions approved by written consent of Stockholders holding a majority of the Common Stock.

On what corporate matters did the principal Stockholders vote?

Stockholders who hold more than 55.3% of the total issued and outstanding voting capital stock of the Company on the Record Date have voted for the approval of the Charter Amendment to increase the number of shares of Common Stock authorized to be issued from 100,000,000 to 175,000,000 shares.

What vote is required to approve the Action?

In order to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to be issued from 100,000,000 to 175,000,000 the affirmative vote of a majority of the outstanding Common Stock is required.  On February 25, 2014, Saber voted in favor of the Action by executing a written consent.  Saber Oil holds proxies for all of the Common Stock beneficially owned by Randall Capps and his affiliated companies.  The proxies, dated February 18, 2013, expire upon the earlier of: (1) a bona fide written offer received by Capps from a third party to purchase any or all of the stock covered by the proxies and the waiver by Saber not to purchase the common stock per its rights of first refusal; or (2) February 18, 2017.  As noted below, Mr. Capps and his affiliated entities own 55.3% of the issued and outstanding Common Stock of the Company as of the date of the Action.  Under Section 228 of the General Corporation Law, as amended, of the State of Delaware, and in accordance with Section 2.10 of the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval by the holders of more than a majority of outstanding Common Stock in lieu of a special meeting of the Stockholders.  Because Saber is entitled to cast a vote representing more than a majority of the total issued and outstanding voting capital stock of the Company on the Record Date, no action by any other stockholder in connection with the Action is required.

The following table sets forth the name of the holders of Common Stock, the number of shares of Common Stock held by each holder of Common Stock, the total number of votes that the holders of Common Stock voted in favor of the corporate action to increase the authorized shares of Common Stock and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Common Stock Stockholder	Number of Shares of Common Stock held	Number of Votes held by such Common Stock Stockholder	Number of Votes that Voted in favor of the Action	Percentage of the Voting Equity that Voted in favor of the Action**
Randall Capps*	720,165	720,165	720,165	1.4%
Geronimo Holding Corporation*	21,642,821	21,642,821	21,642,821	41.6%
XOG Operating LLC*	5,832,199	5,832,199	5,832,199	11.2%
CLW South Texas 2008, LP*	587,755	587,755	587,755	1.1%
Total	28,782,940	28,782,940	28,782,940	55.3%

*Saber holds a proxy for each of the shares of Common Stock held by the stockholder, which authorizes Saber to vote the shares of Common Stock beneficially owned by such stockholder.  Pursuant to the proxy, Saber voted all of the shares of Common Stock held by the stockholders in favor of the Action.

**Based upon 52,071,455 shares of Common Stock issued and outstanding as of the date of the written consent.

Will there be a special meeting of Stockholders to approve the Transactions?

No.  We will not hold a special meeting of the Stockholders to approve the Transactions.  Under applicable law, the Transactions, in their entirety, did not require stockholder approval.  The Transactions involved, in part: (i) a wholly-owned subsidiary of the Company incurred approximately $47 million of debt from the Lenders; (ii) the Company exchanged the outstanding shares of the Series A Preferred Stock for and equivalent number of shares of Series B Preferred Stock; and (iii) the Company issued the Warrant.

Pursuant to the Transactions, however, the Company’s Certificate of Incorporation must be amended in order to increase the number of authorized shares of Common Stock so as to accommodate (i) the conversion of the Series B Preferred Stock into Common Stock and (ii) the exercise of the Warrant for Common Stock.  The holders of a majority of the outstanding Common Stock have approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued by the Company from 100,000,000 to 175,000,000 shares.  The Charter Amendment requires the approval of the holders of a majority of the Common Stock.  As provided in this Information Statement, the Company has received the approval of the Charter Amendment from the holders of a majority of the issued and outstanding Common Stock, so a special meeting of the Stockholders is not required.

What should I do now?

No action by you is required.

Who can help answer my questions?

If you would like additional copies, without charge, of this Information Statement, or if you have questions about the Transactions, then you should contact us as follows:

American Standard Energy Corp.
400 West Illinois, Suite 950
Midland, TX  79701
Attention:  Steve Person
(432) 685-0169

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of February 25, 2014, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each named executive officer and director and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of February 25, 2014.  For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of February 25, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The address for each beneficial owner, unless otherwise noted, is c/o American Standard Energy Corp. at 4800 North Scottsdale Road, Suite 1400, Scottsdale, AZ 85251.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)		Percentage of Class (%)(2)

Executive Officers and Directors

J. Steven Person	61,500		*
Chief Executive Officer and Director

Josh Haislip	0		*
Chief Financial Officer

Randall Capps	28,987,022	(3)	55.7%
Director

William “Bill” Killian	201,514	(4)		*
Director

H. H. Wommack, III	99,598,440	(5)	89.7%
Director

Michael Pedrotti	78,000			*
Director

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)	Percentage of Class (%)(2)

Charles “Rusty” Pickering	74,500		*
Director

Wayne Squires	74,500		*
Director

All Executive Officers and Directors as a group (8 persons)	41,342,024	(6)	79.4%

5% Stockholders

Geronimo Holding Corporation	21,642,821		41.6%
1801 West Texas,
Midland, TX 79701

Saber Oil, LLC	99,533,440	(5)	89.6%
400 West Illinois Avenue, Suite 950
Midland, Texas 79701

Pentwater Capital Management LP	5,086,517	(7)	9.8%
227 West Monroe Suite 4000
Chicago, IL 60606

* less than 1%

(1)           Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)           Percentages are rounded to the nearest one-tenth of one percent.  The percentage of class is based on 52,071,455 shares of Common Stock issued and outstanding as of February 25, 2014.
(3)           Includes (a) 21,642,821 shares of Common Stock held by Geronimo; (b) 5,832,199 shares of Common Stock held by XOG; (c) 587,755 shares of Common Stock held by CLW; (d) 61,224 shares of Common Stock as legal guardian of Hayden Pitts; (e) 720,165 shares of Common Stock and 142,858 shares of Common Stock underlying warrants purchased in private placements.  Mr. Capps is the sole owner of Geronimo and XOG and is the majority owner of CLW.
(4)           Includes 111,514 shares of Common Stock and 90,000 shares of Common Stock underlying options that were exercisable as of the date of this Information Statement.
(5)           Effective February 5, 2014, Saber Oil, LLC exchanged 35,400 shares of the Series A Preferred Stock purchased from Geronimo, which are convertible into 70,800,000 shares of Common Stock.  In connection with the original purchase of the Series A Preferred Stock, each of Randall Capps, Geronimo, XOG, and CLW granted an irrevocable proxy to Saber Oil, LLC to vote all of the shares of Common Stock of the Company beneficially owned by Mr. Capps and the XOG Group.  Mr. Wommack is the majority member and equity owner of Saber Oil, LLC and may therefore be deemed to be the beneficial owner of such shares.  Mr. Wommack disclaims beneficial ownership of these shares of Common Stock, except to the extent of their pecuniary interest therein.

(6)           Does not include the 28,733,440 shares subject to irrevocable proxy held by Mr. Wommack as described in footnote 5.
(7)           Based on Schedule 13D filed by Pentwater Capital Management on November 5, 2012.

APPROVAL OF THE AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION

On February 18, 2014, the Company’s Board of Directors adopted a resolution declaring it advisable and in the best interests of the Company and our Stockholders to amend the Company’s Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 175,000,000.  On February 25, 2014, the Company received a written consent in lieu of a special meeting of stockholders from the holders of 28,782,940 shares of Common Stock (representing 55.3% of the total voting power) approving the Action.  A copy of the Charter Amendment is attached as Appendix A hereto.

Purpose of the Action

In connection with the Transactions, (i) a wholly-owned subsidiary of the Company incurred approximately $47 million of debt by from the Lenders; (ii) the Company exchanged the outstanding shares of the Series A Preferred Stock for and equivalent number of shares of Series B Preferred Stock; and (iii) the Company issued the Warrant.

As part of the Transactions, 35,400 shares of Series A Preferred Stock were exchanged for 35,400 shares of Series B Preferred Stock and the Warrant, the issuance of which provides the Lenders the right to purchase Twenty-Six Million (26,000,000) shares of the Common Stock.

In order to reserve sufficient shares of Common Stock for the conversion of the Series B Preferred Stock into Common Stock and the exercise of the Warrant for Common Stock, the authorized number of shares of Common Stock must be increased.  The Board of Directors determined that it is in the best interests of the Company and our Stockholders to enter into the Transactions, and therefore it is in the best interests of the Company and our Stockholders to increase the authorized number of shares of Common Stock in order to meet the obligations of the Company under the terms of the Series B Preferred Stock conversion and the Warrant exercise.

The Transactions are described in further detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2014.

In consideration of the Transactions, the Series B Preferred Stock conversion and the Warrant exercise, the Board of Directors recommended to the Stockholders that the Company increase the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 175,000,000 in order to meet the obligations of the Company.

Effective Date of the Amendment to the Certificate of Incorporation

The Charter Amendment will become effective upon the filing of the amendment to the Certificate of Incorporation of the Company with Secretary of State of the State of Delaware.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the Stockholders of the Company.

Dissenters’ Right of Appraisal

Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, holders of shares of Common Stock do not have any right to dissent to the proposed Charter Amendment and no stockholder is entitled to appraisal of or payment for their shares of Common Stock pursuant to the Action.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Action.  The Stockholders that have consented to the Action hold a majority of the total issued and outstanding shares of Common Stock and, accordingly, such Stockholders have sufficient shares to approve the Action.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

Saber is the sole owner of the Series B Preferred Stock and holds proxies for each share of Common Stock voted in favor of the Action.  J. Steven Person, the chief executive officer of the Company and a director, and H. H. Wommack, III, a director, each hold an equity interest in Saber.  As equity owners of Saber, Mr. Person and Mr. Wommack are deemed to be the beneficial owners of the shares of Series B Preferred Stock and will benefit from the increase in the amount of authorized shares of Common Stock pursuant to the Action.

Randall Capps, a director of the Company, is the beneficial owner of and has control over the shares of Common Stock that comprise a majority of the issued and outstanding shares of Common Stock of the Company.  Mr. Capps is the sole owner of the shares that he owns as an individual and is the sole owner of Geronimo Holding Corporation and XOG Operating, LLC as well as being the majority owner of CLW South Texas 2008, LP.  Saber, however, has proxies to control the vote on all of the shares of Common Stock held by Mr. Capps and his affiliates.  The Company also has a financial relationship with XOG Operating, LLC.  For the majority of working interest acreage in the Permian Basin located in west Texas, the Company has contracted with XOG Operating, LLC to operate the acreage.  As provided above, XOG Operating, LLC is solely owned by Randall Capps, a director of the Company.

No other officer or director of the Company has any substantial interest in the matter to be acted upon, other than his role as an officer or director of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company as set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders.  The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 400 West Illinois, Suite 950, Midland, TX  79701, Attention:  Steve Person, (432) 685-0169.

A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. Steven Person
J. Steven Person
Date: February 28, 2014	CEO and Director

APPENDIX A

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
AMERICAN STANDARD ENERGY CORP.

AMERICAN STANDARD ENERGY CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.	The name of the Corporation is American Standard Energy Corp. (the "Corporation").

2.	This Certificate of Amendment amends the Certificate of Incorporation of the Corporation as follows:

The introductory sentence to Article FOURTH is hereby deleted in its entirety, and the following introductory sentence is inserted in lieu thereof:

The total number of authorized shares which the corporation is authorized to issue shall be 175,000,000 shares of common stock having a par value of $0.001 per share and 1,000,000 shares of preferred stock having a par value of $0.001 per share.

3.	The foregoing amendment was duly adopted in accordance with Sections 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this ___ day of February, 2014.

AMERICAN STANDARD ENERGY CORP.

By:
J. Steven Person
Chief Executive Officer and
Principal Executive Officer